EXHIBIT 4.3

              (Certificate of Trust of MainStreet Capital Trust I)


                              CERTIFICATE OF TRUST

                                       OF

                           MAINSTREET CAPITAL TRUST I


                  This Certificate of Trust is being executed as of November 12, 1997 for the purposes of organizing a business trust pursuant to the Delaware Business Trust Act, 12 Del.C.
Sections 3801 et seq. (the "Act").
                  The undersigned hereby certifies as follows:

                  1. Name. The name of the business trust is "MainStreet Capital Trust I" (the "Trust").
                  2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:
                           The Bank of New York (Delaware)
                           23 White Clay Center
                           Route 273
                           Newark, Delaware 19711.

                  3. Effective. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being all the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                        THE BANK OF NEW YORK (DELAWARE),
                                            as Delaware Trustee

                           By: /s/ Frederick W. Clark
                            Name: Frederick W. Clark
                                   Authorized Signatory

                             ADMINISTRATIVE TRUSTEE

                             By: /s/ James E. Adams
                                Name: James E. Adams

                             ADMINISTRATIVE TRUSTEE

                           By: /s/ Rebecca J. Jenkins
                            Name: Rebecca J. Jenkins

                             ADMINISTRATIVE TRUSTEE

                             By: /s/ Brenda H. Smith
                               Name: Brenda H. Smith

                              MAINSTREET BANKGROUP INCORPORATED,
                              as Sponsor

                             By: /s/ James E. Adams
                              Name: James E. Adams
                              Title:   Executive Vice President,
                                       Chief Financial Officer and Treasurer




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